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                                  EXHIBIT 23.1


                     CONSENT OF PRICEWATERHOUSECOOPERS LLP


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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 26, 1999, on our audits of the consolidated financial statements of The Colonial BancGroup, Inc. as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, which report is included in The Colonial BancGroup, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.



                                         /s/ PricewaterhouseCoopers LLP


Montgomery, Alabama
March 9, 1999